EXHIBIT 10.9

                           ASSOCIATE PROGRAM AGREEMENT

This Associate Program Agreement (the "Agreement") contains the terms and conditions that apply to your participation in the drugstore.com Associate Program (the "Program"). By clicking the Submit button at the end of the associate application, you acknowledge that you have read and understand the terms and conditions of the Agreement and you agree to be legally bound by the Agreement. As used in this Agreement, "we" means drugstore.com, inc., and "you" means the associate. "Site" means a World Wide Web site and, depending on the context, refers either to drugstore.com's site located at the URL www.drugstore.com, or to the site that you will link to our site (and which you will identify in your Program application).

Joining the Associate Program

To become an associate, you must submit a Program application via our site. We will evaluate your application in good faith and will notify you of its acceptance or rejection. We will reject your application if it is incomplete. We reserve the right to reject your application if we determine (in our sole discretion) that your site is unsuitable for the Program. An unsuitable site includes, but is not limited to, a site that promotes: sexually explicit materials; violence; discrimination based on race, sex, religion, nationality, disability, sexual orientation, or age; or illegal activities. An unsuitable site also includes a site that uses "drugstore.com" or variations or misspellings thereof in its domain names or otherwise violate intellectual property rights of drugstore.com, inc. If we reject your application, you may reapply to the Program at any time.

Linking to drugstore.com from Your Site

Once you have become an Associate, you will have access to the Members Only page on our site. Here, you will be provided with the links that will connect directly from your site to our site ("Link(s)"), along with information with respect to the use of the Links. The Links that we have prepared are special "tagged" links that facilitate accurate tracking, reporting, and marketing fee computation. You will only earn marketing fees with respect to activity on our site occurring directly through a Link.

Marketing Fee

The marketing fee schedule is located here. We will track new customers and sales made to all customers who purchase Health, Beauty, Wellness, and Personal Care items through a Link and will make available to you reports summarizing such sales activity. The form, content, and frequency of the reports may vary from time to time in our discretion.
* A new customer is someone who, during a visit through a Link, makes a first purchase from drugstore.com of a Health, Beauty, Wellness, or Personal Care item.
* For a sale to be eligible to earn a marketing fee, the customer must visit our site through a Link, place an order for Health, Beauty, Wellness, or Personal Care products, accept delivery of the products at the shipping destination, and remit full payment to us. You will earn marketing fees on sales based on revenue derived by us from the sales, excluding costs for taxes, shipping, returns and credits, including gift certificates.

We will not pay marketing fees for any new customer or on any sale to a customer if the customer will be partially or fully reimbursed by a federal insurance program or a private insurance carrier or if we believe such marketing fee would otherwise violate a law. In addition, we will not pay marketing fees on any new customer or sales that occur after a customer has reentered our site (other than through a Link), even if the customer previously followed a Link. The Program is intended for commercial use only, and, except for your use of "drugstore.com

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credit  certificates"  (described  below), you may not purchase products through the Program for your own use. Such purchases may result (in our sole discretion) in the withholding of marketing fees or the termination of this Agreement. We will pay you marketing fees on a quarterly basis. Approximately 30 days following the end of each calendar quarter, we will send you a check for the marketing fees payable for such quarter, less any taxes that we are required by law to withhold. However, if the marketing fees payable to you for any calendar quarter are less than $100.00, you will receive a drugstore.com credit certificate for the amount that can be used for your purchase of Health, Beauty, Wellness, and Personal Care items. If the customer returns a product that generated a marketing fee, we will deduct the corresponding marketing fee from your next quarterly payment. If there is no subsequent payment, we will send you a bill for the marketing fee.

Policies and Pricing

We will process orders placed by customers who visit drugstore.com using the Link and will be responsible for all aspects of order processing and fulfillment. We reserve the right to reject orders that do not comply with any requirements that we periodically may establish. Customers who buy products through this Program will be deemed to be customers of drugstore.com. Accordingly, all drugstore.com rules, policies, and operating procedures concerning customer orders, customer service, and product sales will apply to those customers. We may change our policies and operating procedures at any time. For example, we will determine the prices to be charged in accordance with our own pricing policies. Product prices and availability may vary from time to time. Because the price of any product is subject to change at any time, you may not include price information on your site. We will use commercially reasonable efforts to present accurate information, but we cannot guarantee the availability or price of any particular product.

Limited License


We grant you a nonexclusive, revocable right to use the Link(s) and any graphic image and text necessary to establish a Link to drugstore.com from your site and such other images for which we grant express permission, solely for the purpose of identifying your site as an Associate and to assist in generating sales. You may not modify a Link, any graphic image or text, or any other of our images, in any way. We reserve all of our rights in the graphic image and text, any other images, our trade names and trademarks, and all other intellectual property rights. You agree to follow our Trademark Guidelines, as those guidelines may change from time to time. We may revoke your license at any time by giving you written notice.

Responsibility for Your Site

You will be solely responsible for the development, operation, and maintenance of your site and for all materials that appear on your site. Such responsibilities include, but are not limited to:
* the technical operation of your site and all related equipment o the accuracy and appropriateness of materials posted on your site
* ensuring that materials posted on your site do not violate or infringe upon the rights of any third party (including, for example, copyrights, trademarks, privacy, or other personal or proprietary rights)
* ensuring that materials posted on your site are not libelous or otherwise illegal
* creating and posting product reviews, descriptions, and references on your site and linking those descriptions to our site.
We disclaim all liability for these matters. Further, you will indemnify and hold us harmless from all claims, damages, and expenses (including, without limitation, attorneys' fees) relating to the development, operation, maintenance, and contents of your site. You hereby agree that your site will not, in any way, copy or resemble the look and feel of our site nor will you create the impression that your site is our site or is part of our site, nor will you frame any page on our site being viewed by a user of your site who links to our site through a link. Additionally, you agree that you will not create an integrated shopping cart between our site and your site.

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You also hereby agree that your site will not contain any content of our site or any materials which are proprietary to drugstore.com, except (i) with our prior permission, or (ii) materials which are obtained by you via the Program in accordance with the provisions hereof or the policies or instructions thereon. You agree that you will not send any electronic communications, including but not limited to emails or newsletters, to any of your subscribers regarding us, without express written approval. You further agree that you will not purchase or otherwise contract with a third party to exploit any of our marks for the purpose of causing the your site to appear as a search result or for any other reason.

Abuse of Promotions

We reserve the right to suspend access to our site through the Link in the event that we experience suspected abuse of the promotions being made available to customers through the Link.

Publicity

With the exception of identifying yourself as an associate of our site, you shall not create, publish, distribute, or permit any written material that makes reference to us without first submitting such material to us and receiving our written consent.

Termination of Your Participation in the Associate Program

You will become an associate immediately upon our acceptance of your Program application and will remain an associate until either party terminates the Agreement. Either you or we may terminate this Agreement at any time, with or without cause, by giving the other party written notice of termination. Upon the termination of this Agreement for any reason, you must immediately cease use of, and remove from your site, all links to our site, and all drugstore.com trademarks, trade dress and logos, and all other materials provided by or on behalf of us to you in connection with the Program. We reserve the right to terminate your participation in the Associate Program at any time if we determine (in our sole discretion) that your site is unsuitable for the Program. You are only eligible to earn marketing fees on sales and registrations occurring during the term, and marketing fees earned through the date of termination will remain payable only if the related orders are not canceled or returned. We may withhold your final payment for a reasonable time to ensure that the correct amount is paid.

Modification

We may modify any of the terms and conditions contained in this Agreement, at any time and in our sole discretion, by posting a change notice or a new agreement on our site. Modifications may include, for example, changes in the marketing fee schedule, payment procedures, and Program rules. IF ANY MODIFICATION IS UNACCEPTABLE TO YOU, YOUR ONLY RECOURSE IS TO TERMINATE THIS AGREEMENT. YOUR CONTINUED PARTICIPATION IN THE PROGRAM FOLLOWING OUR POSTING OF A CHANGE NOTICE OR NEW AGREEMENT ON OUR SITE WILL CONSTITUTE BINDING ACCEPTANCE OF THE CHANGE.

Relationship of Parties

You and we are independent contractors, and nothing in this Agreement will create any partnership, joint venture, agency, franchise, sales representative, or employment relationship between us. You will have no authority to make or accept any offers or representations on our behalf. You will not make any statement, whether on your site or otherwise, that reasonably would contradict anything in this Section.


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Limitation of Liability

We will not be liable for indirect, special, or consequential damages (or any loss of revenue, profits, or data) arising in connection with this Agreement or the Program, even if we have been advised of the possibility of such damages. Further, our aggregate liability arising with respect to this Agreement and the Program will not exceed the total marketing fees paid or payable to you under this Agreement.

Confidentiality

Except as otherwise provided in this Agreement or with the consent of the party hereto, each of the parties hereto agrees that all information including, without limitation, the terms of this Agreement, business and financial information, customer and vendor lists, and pricing and sales information, concerning us or you, shall remain strictly confidential and secret and shall not be utilized, directly or indirectly, by such party for its own business purposes or for any other purpose except and solely to the extent that any such information is generally known or available to the public through a source or sources other than such party hereto or its affiliates. Notwithstanding the foregoing, each party is hereby authorized to deliver a copy of any such information (a) to any person pursuant to a subpoena issued by any court or administrative agency, (b) to its accountants, attorneys, or other agents on a confidential basis, and (c) otherwise as required by applicable law, rule, regulation, or legal process including, without limitation, the Securities Act of 1933, as amended, and rules and regulations promulgated thereunder, and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Disclaimers

We make no express or implied warranties or representations with respect to the Program or any products sold through the Program (including, without limitation, warranties of fitness, merchantability, noninfringement, or any implied warranties arising out of a course of performance, dealing, or trade usage). In addition, we make no representation that the operation of our site will be uninterrupted or error-free, and we will not be liable for the consequences of any interruptions or errors.

Representations and Warranties

You hereby represent and warrant to us as follows:
a. This Agreement has been duly and validly agreed to and accepted by you and constitutes your legal, valid, and binding obligation, enforceable against you in accordance with its terms.
b. The execution, delivery, and performance by you of this Agreement and the consummation by you of the transactions contemplated hereby will not, with or without the giving of notice, the lapse of time, or both, conflict with or violate (i) any provision of law, rule, or regulation to which you are subject, (ii) any order, judgment, or decree applicable to you or binding upon your assets or properties, (iii) any provision of your by-laws or certificate of incorporation, or (iv) any agreement or other instrument applicable to you or binding upon your assets or properties.
c. Your are the sole and exclusive owner of your trademarks and have the right and power to grant to us the license to use your trademarks in the manner contemplated herein, and such grant does not and will not
         (i) breach, conflict with, or constitute a default under any agreement or other instrument applicable to you or binding upon your assets or properties, or (ii) infringe upon any trademark, trade name, service mark, copyright, or other proprietary right of any other person or entity.
d. No consent, approval, or authorization of, or exemption by, or filing with, any governmental authority or any third party is required to be obtained or made by you in connection with the execution , delivery, and performance of this Agreement or the taking by you of any other action contemplated hereby.

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e.       There is no pending or, to the best of your knowledge, threatened claim, action, or proceeding against you, or any affiliate of yours, with respect to the execution, delivery, or consummation of this Agreement, or with respect to your trademarks, and, to the best of your knowledge, there is no basis for any such claim, action, or proceeding.
f.       You are an adult of at least 18 years of age.

Compliance with Laws

You will comply with all applicable local, state and federal laws, statutes, orders, ordinances and regulations relating to performance of the Program.

Indemnification

You hereby agree to indemnify and hold harmless drugstore.com and its subsidiaries and affiliates, and their directors, officers, employees, agents, shareholders, partners, members, and other owners, against any and all claims, actions demands, liabilities, losses, damages, judgments, settlements, costs, and expenses (including reasonable attorney's fees) (any or all of the foregoing hereinafter referred to as "Losses") insofar as such Losses (or actions in respect thereof) arise out of or are based on (i) any claim that our use of your trademarks infringes on any trademark, trade name, service mark, copyright, license, intellectual property, or other proprietary right of any third party,
(ii) any misrepresentation of a representation or warranty or breach of a covenant and agreement made by you herein, or (iii) any claim related to the operation of your site.

Independent Investigation

You acknowledge that you have read this agreement and agree to all its terms and conditions. You understand that we may at any time (directly or indirectly) solicit customer referrals on terms that may differ from those contained in this agreement or operate web sites that are similar to or compete with your web site. You have independently evaluated the desirability of participating in the program and are not relying on any representation, guarantee, or statement other than as set forth in this agreement.

Identification of Affiliates

We may identify you or your site as a participant in the Program without providing you prior notice or obtaining your specific written consent. Such identification may be oral, written, or electronic, and may include, but is not limited to, public announcements, promotional materials, internal and external reports, and public filings.

Assignment

You may not assign this Agreement, by operation of law or otherwise, without our prior written consent. Subject to that restriction, this Agreement will be binding on, inure to the benefit of, and be enforceable against, the parties and their respective successors and assigns.


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Miscellaneous

This Agreement will be governed by the laws of the United States and the state of Washington, without reference to rules governing choice of laws. Any action relating to this Agreement must be brought in the federal or state courts located in Seattle, Washington, and you irrevocably consent to the jurisdiction of such courts. You may not assign this Agreement, by operation of law or otherwise, without our prior written consent. Subject to that restriction, this Agreement will be binding on, inure to the benefit of, and enforceable against the parties and their respective successors and assigns. Our failure to enforce your strict performance of any provision of this Agreement will not constitute a waiver of our right to subsequently enforce such provision or any other provision of this Agreement.